CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-298846 on Form S-6 of our report dated November 12, 2026, relating to the financial statement of FT 13328, comprising Vest Large Cap Buffered 10 Portfolio, Series 112, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 12, 2026